UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On May 3, 2016, CST California Stations, Inc., a Delaware corporation (“CST California”), and CST Services LLC, a Delaware limited liability company (“CST Services” and together with CST California, the “Sellers”), each wholly owned subsidiaries of CST Brands, Inc., a Delaware corporation (“CST”) (which also executed the agreement in the limited capacity of guaranteeing the obligations of Sellers thereunder), entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) by and among the Sellers, 7-Eleven, Inc., a Delaware corporation, and SEI Fuel Services, Inc., a Delaware corporation (together, the “Buyers”). Pursuant to the Purchase Agreement, the Sellers have agreed to sell 79 retail fuel outlets (the “Station Properties”) to the Buyers for an aggregate purchase price of $408 million, subject to certain closing adjustments. Within five business days of execution of the Purchase Agreement, Buyers have agreed to make a $28 million cash deposit into an escrow account, which amount will be credited towards the purchase price at Closing (as defined below), of which $16.23 million will be escrowed to satisfy indemnification and certain other obligations of the Sellers.

The Station Properties to be sold by the Sellers to the Buyers pursuant to the Purchase Agreement are located in California and Wyoming and include the ancillary businesses associated with the Station Properties, such as convenience stores and car washes.

The closing of the transaction (“Closing”) is expected to occur in the mid-summer of 2016, and is subject to the satisfaction or waiver of customary closing conditions. The Purchase Agreement contains customary representations, warranties, agreements and obligations of the parties, and termination and closing conditions. The Sellers and Buyers have generally agreed to indemnify each other for breaches of the representations, warranties and covenants contained in the Purchase Agreement, subject to certain survival period limitations, deductibles and per occurrence mini baskets. The Sellers are obligated to indemnify the Buyers for any environmental condition existing on the Station Properties prior to the date of the Purchase Agreement to the extent such liabilities are not covered by an environmental insurance policy if such lack of coverage results from Sellers’ submission to the insurance company of false or misleading information with respect to such Station Properties.

The Purchase Agreement may be terminated by either the Sellers or Buyers under certain limited circumstances, including (1) if the Closing has not occurred by 5:00 p.m., San Antonio time, on July 29, 2016 if the terminating party’s breach of a representation or warranty or failure to comply with a covenant is not the primary cause of the failure of the Closing, (2) if the Closing has not occurred by the same time on November 30, 2016, (3) if any enactment or enforcement by a governmental entity has the effect of making the transactions illegal or (4) if a nonappealable order has been issued by a governmental entity enjoining the transaction. In addition, Buyer may terminate the Purchase Agreement if a material adverse effect occurs. If Sellers elect to terminate the Purchase Agreement in the period from July 1, 2016, to July 29, 2016, or the Buyers elect to terminate as a result of a breach by the Sellers of representation and warranties or the failure of the Sellers to comply with any covenant and, within nine months following the date of such termination (or 18 months after such termination if Sellers had been engaged in negotiations with the third party on or before the date of the Purchase Agreement), Sellers sell, directly or indirectly, 40% of their interests in or to the Station Properties to a third party in a single or series of transactions, then Sellers will to pay the Buyers $10 million in cash, plus certain expenses of Buyers.

In connection with the Purchase Agreement, the Sellers and Buyers have agreed to negotiate a mutually agreeable lease between the date of the Purchase Agreement and the Closing pursuant to which Sellers will lease certain of the Station Properties from the Buyers beginning at Closing and continue to operate such Station Properties for a limited period of time until the Buyers’ agents take over.

Additionally under the Purchase Agreement, each Seller agrees, subject to certain exceptions, not to, and to cause its affiliates not to, directly or indirectly, (i) engage in certain competitive activities related to the retail petroleum industry in California or Wyoming for five years following Closing or (ii) solicit for employment or hire any employee of either Buyer or their affiliates within California or Wyoming for three years following Closing.
Item 7.01.    Regulation FD Disclosure.
On May 5, 2016, CST issued a press release relating to the transactions described in Item 1.01 of this Current Report. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 and Exhibit 99.2 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.

Safe Harbor Statement

Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission (the “SEC”).

The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated May 5, 2016 regarding the definitive agreement to California and Wyoming stores

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: May 6, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated May 5, 2016 regarding the definitive agreement to California and Wyoming stores